SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  May 22, 2015

YODLEE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36639	33-0843318
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

3600 Bridge Parkway, Suite 200
Redwood City, California 94065
(Address of principal executive offices)

(650) 980-3600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders.

On May 21, 2015, Yodlee, Inc. (the “Company”) held its 2015 annual meeting of stockholders (the “Annual Meeting”). At the Annual Meeting, 21,835,635 shares of the Company’s common stock, or approximately 74.26% of the total shares entitled to vote, were present at the Annual Meeting in person or by proxy and voted on the following two proposals, each of which is described in more detail in the Company’s definitive proxy statement filed with the United States Securities and Exchange Commission on April 10, 2015:

Proposal One – Election of Directors.  The following nominees were elected as Class I directors to serve until the 2018 annual meeting of stockholders or until their respective successors are duly elected and qualified.

Nominee	Votes For	Withheld	Broker Non-Votes
Patrick T. Hackett	21,089,900	28,886	716,849
Mark Jung	21,094,330	24,456	716,849

The Company’s Board of Directors is comprised of six members who are divided into three classes with overlapping three-year terms. The term of the Company’s Class II directors, Bruce C. Felt, Jr. and William Harris, Jr., will expire at the 2016 annual meeting of stockholders. The term of the Company’s Class III directors, Anil Arora and Gayle Crowell, will expire at the 2017 annual meeting of stockholders.

Proposal Two – Ratification of the Appointment of Independent Registered Public Accounting Firm. The appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for its fiscal year ending December 31, 2015 was ratified.

Votes For	Votes Against	Abstentions
21,779,346	55,458	831

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YODLEE, INC.
Date: May 22, 2015
By: /s/ Michael Armsby
Michael Armsby
Chief Financial Officer